CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 5, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-44004 and 811-6474) of Dreyfus Growth and Income Fund, Inc.

                                                    ERNST & YOUNG LLP


New York, New York
February 21, 2002